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                         GOLDEN STATE ACQUISITION CORPORATION

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                          PREFERRED STOCK EXCHANGE AGREEMENT


                      6% CUMULATIVE EXCHANGEABLE PREFERRED STOCK



                              DATED AS OF APRIL 27, 1995

                          PREFERRED STOCK EXCHANGE AGREEMENT


     This Preferred Stock Exchange Agreement (this "Agreement") is entered into as of April 27, 1995 by and among Golden State Acquisition Corp., a Delaware corporation (the "Company"), and the parties signatory hereto (collectively, the "Junior Investors").

     WHEREAS, concurrently herewith, pursuant to that certain Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), the Company is acquiring up to 100% of the issued and outstanding capital stock (the "GSV Shares") of Golden State Vintners, a California corporation ("GSV"); and

     WHEREAS, pursuant to the Purchase Agreement, the Junior Investors have agreed that the Company may pay a portion of the purchase price through the issuance of Junior Preferred Stock (as hereinafter defined);

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

          "CERTIFICATE OF INCORPORATION" shall mean the Certificate of Incorporation of the Company, as amended, modified or restated from time to time.

          "COMMON STOCK" shall mean the issued and outstanding Class A Common Stock, Class B Common Stock, Class D Common Stock and Class E Common Stock.

          "ESCROW AGREEMENT" shall mean that certain escrow agreement entered by and among the Junior Investors, the Company and Anderson Kill Olick & Oshinsky, P.C., as escrow agent, dated the date hereof.

          "EXCHANGE STOCK" shall mean the unissued Class B Common Stock into which the Junior Preferred Stock is exchangeable and the Class B Common Stock issued upon such exchange.

          "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, business trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement by and among the Company and the Stockholders (as defined therein), dated the date hereof.

          "SECURITIES" shall mean, collectively, the Junior Preferred Stock and the Exchange Stock.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SECURITIES PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement by and among the Company, Golden State Vintners and John Hancock Mutual Life Insurance Company, dated the date hereof.

          "STOCK APPRECIATION RIGHTS AGREEMENT" shall mean that certain Stock Appreciation Rights Agreement by and among the Company and Jeffrey B. O'Neill, dated the date hereof.

          "STOCKHOLDER AGREEMENT" shall mean that certain agreement, dated the date hereof, among the Company, FAC, Ltd., a Cayman Islands corporation, and the Investors (as defined therein).

     2. AUTHORIZATION OF SECURITIES. On the terms and subject to the conditions of this Agreement, the Company proposes to issue 523,980 shares of its six percent (6%) Junior Exchangeable Preferred Stock (the "Junior Preferred Stock"), having the rights, preferences and privileges set forth in the Company's Certificate of Powers, Designations, Preferences and Relative, Participating, Optional and other Special Rights of Junior Preferred Stock and Qualifications, Limitations and Restrictions thereof (the "Junior Preferred Stock Certificate of Designations"), attached hereto as ANNEX A, and the Company has authorized the sale of the Junior Preferred Stock to the Junior Investors. The Company has also authorized the issuance of 200,000 shares of its 12% Cumulative Convertible Senior Preferred Stock (the "Senior Preferred Stock"), having the rights, preferences and privileges set forth in the Company's Certificate of Powers, Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Senior Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Senior Preferred Stock Certificate of Designations"). Under the terms and subject to the conditions set forth herein and in the Junior Preferred Stock Certificate of Designations, the Junior Preferred Stock is exchangeable at any time by the Junior Investors into 136,278 shares of the Company's Class B common stock, par value $.0l per share (the "Class B Common Stock").

     3. SALE AND PURCHASE OF PREFERRED STOCK. Upon the terms and subject to the conditions contained herein, on the Closing Date (as hereinafter defined) the Company agrees to issue 523,980 shares of Junior Preferred Stock in partial payment of the purchase price to be paid by the Company to the Junior Investors for the GSV Shares pursuant to the Purchase Agreement, which shares of Junior Preferred Stock shall be held in escrow for the Junior Investors pursuant to the terms of the Escrow Agreement, a copy of which is attached hereto as ANNEX B.

     4. CLOSING. The closing of the issuance to the Junior Investors of the Junior Preferred Stock (the "Closing") shall take place at the offices of Anderson, Kill, Olick & Oshinsky, P.C., 1251 Avenue of the Americas, New York, New York 10020, at 10:00 a.m., New York City time, on April 27, 1995, or at such other time or day as the parties hereto shall agree (the "Closing Date"). At the Closing, the Company shall deliver to the Escrow Agent (as defined in the Escrow Agreement) a certificate evidencing the number of shares of Junior Preferred Stock set forth below each such Junior Investor's name on the signature pages hereto. Each certificate shall be registered in each such Junior Investor's name to be held by the Escrow Agent for such Investor's benefit.

     5.   RESTRICTIONS ON TRANSFER.

          5.1. REGISTRATION. Each Junior Investor understands and agrees that the Securities it will be acquiring have not been registered under the Securities Act and that, accordingly, will not be transferable except as permitted under exemptions available under the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements thereof. Each Junior Investor acknowledges and agrees that it must bear the economic risk of its investment in the Securities for an indefinite period of time, since the Securities have not been registered under the Securities Act and, therefore, cannot be sold unless they are subsequently registered or an exemption from registration is available.

          5.2. LEGEND. Each Junior Investor agrees with the Company that the certificate or certificates evidencing the Securities, and each certificate issued in any transfer thereof, will bear the following legends:

     "THE SECURITIES REPRESENTED HEREBY (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN AVAILABLE EXEMPTION THEREFROM UNDER SAID ACT OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND (B) ARE SUBJECT TO THE PROVISIONS, INCLUDING THE LIMITATIONS ON TRANSFER, SET FORTH IN THAT CERTAIN STOCKHOLDER AGREEMENT BY AND AMONG THE COMPANY AND THE SIGNATORIES THERETO, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDER AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

                                         and

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Junior Investors that, as of the Closing Date:

          6.1. CORPORATE EXISTENCE, POWER, ETC. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in good standing in each jurisdiction where the nature of its activities or of its owned or leased properties makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Company. The Company has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into this Agreement, to issue the Securities and to carry out the provisions of this Agreement and the terms and conditions of the Securities. The Company has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement, to issue the Securities and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject (i) to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors, rights, (ii) to general equitable principles and (iii) to the discretion of the court before which any proceeding therefor may be brought.

          6.2. NO VIOLATION. The execution and delivery by the Company of this Agreement and the performance hereof and the consummation of the transactions contemplated hereby do not and will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under (i) any material agreement or instrument to which the Company is a party or by which it is bound or (ii) the charter or by-laws of the Company.

          6.3. CAPITAL STOCK. After the Closing, the authorized capital stock of the Company will consist of: (i) 1,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), 650,000 shares of which will be issued and outstanding pursuant to the Common Stock Subscription Agreement; (ii) 2,000,000 shares of Class B Common Stock, 1,300,000 shares of which will be issued and outstanding pursuant to the Common Stock Subscription Agreement and 136,210 shares of which will be reserved for exchange pursuant to this Agreement; (iii) 3,500,000 shares of Class D Common Stock, par value $0.01 per share (the "Class D Common Stock"), none of which will be issued and outstanding, but 2,086,210 shares of which will be reserved for issuance upon conversion of the Class A Common Stock and Class B Common Stock pursuant to the Corporation's Certificate of Incorporation; (iv) 200,000 shares of Senior Preferred Stock, 100,000 shares of which shall be issued and outstanding pursuant to the terms of the Securities Purchase Agreement; (v) 750,000 shares of Junior Preferred Stock, 523,980 shares of which shall be issued and outstanding pursuant to the terms hereof; and (vi) 1,000,000 shares of Class E Common Stock, par value $0.01 per share (the "Class E Common Stock"), 414,079 shares of which will be issued and outstanding pursuant to the Securities Purchase Agreement. After the Closing, all of the outstanding shares of capital stock of the Company will upon their issuance be duly authorized, validly issued, fully paid and nonassessable.

          6.4    PRIVATE OFFERING.

                 (i) The offer and sale of the Junior Preferred Stock hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act. The Company has not sold any shares of the Junior Preferred Stock to anyone other than the Junior Investors. The Company agrees that it, or anyone acting on its behalf, will neither offer any of the Junior Preferred Stock so as to bring the issuance and sale thereof within the provisions of Section 5 of the Securities Act, nor offer any similar securities for issuance of sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of any of the Junior Preferred Stock and any such securities would be integrated as a single offering for the purposes of the Securities Act, including, without limitation, Regulation D promulgated thereunder. Each share of Junior Preferred Stock shall have a legend or legends setting forth the restrictions on transferability and sale set forth in Section 5.2 hereof for at least so long as such restrictions apply. Notwithstanding any provision to the contrary contained herein, any representations and warranties of the Company in this Agreement are based upon and subject to the accuracy of the representations and warranties of the Junior Investors contained in Section 7 hereof.

                 (ii) In the case of the offer and sale of the Junior Preferred Stock, no form of general solicitation or general advertising was used by the Company, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

     7. REPRESENTATIONS AND AGREEMENTS OF THE JUNIOR INVESTORS. Each Junior Investor represents, warrants and agrees for the benefit of the Company as of the Closing Date as follows:

          7.1 The Junior Investor has had an opportunity to discuss the business, management and financial affairs of the Company, and the terms and conditions of the proposed purchase, with the management of the Company.

          7.2 The Junior Investor qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that such Junior Investor is capable of evaluating the merits and risks of its purchase of the Junior Preferred Stock.


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

          7.3 The Junior Investor is acquiring the Junior Preferred Stock for its own account and not with a view to any resale or distribution of the Junior Preferred Stock that would violate the Securities Act, and acknowledges that there are substantial restrictions on the transferability of the Junior Preferred Stock; and the Junior Investor understands that the Securities have not been registered under the Securities Act and that certificates representing the Securities initially will bear the legend and be subject to the restrictions on transfer and sale set forth in Section 5.2 of this Agreement.

     8. DOCUMENTS DELIVERED AT THE CLOSING. On the Closing Date, the Company will deliver to the Junior Investors a certificate from the Company signed by an appropriate officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date and that Company has complied in all material respects with all the agreements and satisfied all the material conditions on its part to be performed or satisfied at or prior to the Closing Date.

     9. TAX TREATMENT. The issuance of 523,980 shares of Junior Preferred Stock pursuant to this Agreement is part of an integrated series of transactions constituting the initial funding and capitalization of the Company. As such, the transfer of property by the Junior Investors to the Company and the transfer of the Junior Preferred Stock by the Company to the Junior Investors will be subject to the provisions of Section 351 ET. SEQ. of the Internal Revenue Code of 1986, as amended, and corresponding applicable state statutes. The Company and the Junior Investors will report the issuance of the Junior Preferred Stock hereunder in proper conformity with this tax treatment.

     10. FINANCIAL STATEMENTS. At the written request of any Junior Investor, the Company shall deliver, at no expense to such Junior Investor, a copy of the Company's most recent (a) quarterly unaudited financial statements and (b) annual audited financial statements, in each case, substantially in the form as required to be delivered by the Company under the Securities Purchase Agreement.

     11.  MISCELLANEOUS.

          11.1. NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail,

                         (a) if to any Junior Investor, addressed to such Junior Investor at its address shown on the applicable signature pages hereof, or at such other address as such Junior Investor may specify by written notice to the Company, or


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

                         (b) if to the Company, at the address first above written or at such other address as the Company may specify by written notice to the Junior Investors, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 4 days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

     11.2. SEVERABILITY. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to or in connection with this Agreement or any of the transactions contemplated hereby shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

     11.3. PARTIES IN INTEREST. Except as otherwise set forth herein, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

     11.4. HEADINGS. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     11.5. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law provisions thereof.

     11.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.


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

     IN WITNESS WHEREOF, the parties hereto have executed and accepted this Agreement on the day and year first above written.


                              GOLDEN STATE ACQUISITION CORP.


                              By:
                                 -----------------------------
                              Name:
                              Title:




                        [ADDITIONAL SIGNATURE PAGES TO FOLLOW]











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

as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have executed and accepted this Agreement on the day and year first above written.


                              GOLDEN STATE ACQUISITION CORP.


                              By:  /s/ MARK D. MCDONNELL
                                 -----------------------------
                                   Name:  Mark D. McDonnell
                                   Title:











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CGW ASSOCIATES LIMITED PARTNERSHIP


By:    ARDSHIEL, INC.
   ---------------------------------
       Its General Partner


By:    /s/ JAMES G.
   ---------------------------------
       Name:   James G.
       Title:  Attorney-in-Fact


Number of shares of Junior Preferred Stock to be issued to Junior Investor by the Company: 219,229
             -------

Exact name of Junior Investor or Junior Investor's nominee as it should appear
on Junior Preferred Stock certificate:    CGW ASSOCIATES, L.P.
                                        ----------------------------------------

Address for notices:

            CGW Associates Limited Partnership
            c/o Ardshiel, Inc.
            230 Park Avenue - Suite 2527
            New York, NY 10169

     with a copy, which will not constitute notice to CGW Associates Limited Partnership, to:

            Farella Braun & Martel
            235 Montgomery Street
            San Francisco, CA 94104
            Attention: Frank Farella, Esq.

Junior Investor is organized or incorporated under the laws of the State of:

----------------------------------------------------

Junior Investor's principal place of business is in the State of:

----------------------------------------------------


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

MID-STATE HORTICULTURAL COMPANY

By:    /s/ ROBERT SETRAKIAN
   ---------------------------------
       Name:   Robert Setrakian
       Title:  President

Number of shares of Junior Preferred Stock to be issued to Junior Investor by the Company: 137,384
              -------

Exact name of Junior Investor or Junior Investor's nominee as it should appear
on Junior Preferred Stock certificate:    MID-STATE HORTICULTURAL COMPANY
                                        ----------------------------------------

Address for notices:

            1905 Baker Street
            San Francisco, California 94115

            -------------------------------

            -------------------------------
            Attention:   Robert Setrakian
            Telephone:   415-563-4444
            Telecopier:  415-921-7872
            Telex:
                  -------------------------

Junior Investor is organized or incorporated under the laws of the State of:
CALIFORNIA
-------------------------------------------

Junior Investor's principal place of business is in the State of:
CALIFORNIA
-------------------------------------------



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MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


By:    /s/ JOHN B. JOYCE
   ---------------------------------
       Name:   John B. Joyce
       Title:  VICE PRESIDENT

Number of shares of Junior Preferred Stock to be issued to Junior Investor by the Company: TWO CERTIFICATES TOTALING 43,823
              --------------------------------

Exact name of Junior Investor or Junior Investor's nominee as it should appear on Junior Preferred Stock certificate: MASSMUTUAL LIFE INSURANCE COMPANY
                                        ---------------------------------


Address for notices:

            Massachusetts Mutual Life Insurance Company
            1295 State Street
            Springfield, Massachusetts 01111


Junior Investor is organized or incorporated under the laws of the State of:
MASSACHUSETTS
-------------

Junior Investor's principal place of business is in the State of:
MASSACHUSETTS
-------------



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MASSMUTUAL PARTICIPATION INVESTORS



By:    /s/ JOHN B. JOYCE
   ---------------------------------
       Name:   John B. Joyce
       Title:  Vice President
                                        The foregoing is executed on behalf of
                                        MassMutual Participation Investors,
                                        organized under a Declaration of Trust,
                                        dated April 7, 1988, as amended from
                                        time to time.  The obligations of such
                                        Trust are not binding upon, nor shall
                                        resort be had to the property of any of
                                        the Trustees, shareholders, officers,
                                        employees or agents of such Trust
                                        individually, but the Trust's assets and
                                        property only shall be bound.

Number of shares of Junior Preferred Stock to be issued to
Junior Investor by the Company:  5,056
                                 -----

Exact name of Junior Investor or Junior Investor's nominee
as it should appear on Junior Preferred Stock Certificate:
MASSMUTUAL PARTICIPATION INVESTORS
----------------------------------

Address for notices:

            c/o Massachusetts Mutual Life Insurance Company
            1295 State Street
            Springfield, Massachusetts  01111

Junior Investor is organized or incorporated under the laws of the State of:
MASSACHUSETTS
-------------

Junior Investor's principal place of business is in the State of:
MASSACHUSETTS
-------------


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

MASSMUTUAL CORPORATE INVESTORS



By:    /s/ JOHN B. JOYCE
   ---------------------------------
       Name:   John B. Joyce
       Title:  Vice President

                                        The foregoing is executed on behalf of
                                        MassMutual Corporate Investors,
                                        organized under a Declaration of Trust,
                                        dated September 13, 1985, as amended
                                        from time to time.  The obligations of
                                        such Trust are not personally binding
                                        upon, nor shall resort be had to the
                                        property of, any of the Trustees,
                                        shareholders, officers, employees or
                                        agents of such Trust, but the Trust's
                                        property only shall be bound.

Number of shares of Junior Preferred Stock to be issued to
Junior Investor by the Company:  10,113
                                 ------

Exact name of Junior Investor or Junior Investor's nominee
as it should appear on Junior Preferred Stock Certificate:
MASSMUTUAL CORPORATE INVESTORS
------------------------------

Address for notices:

            c/o Massachusetts Mutual Life Insurance Company
            1295 State Street
            Springfield, Massachusetts  01111

Junior Investor is organized or incorporated under the laws of the State of:
MASSACHUSETTS
-------------

Junior Investor's principal place of business is in the State of:
MASSACHUSETTS
-------------



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

ARDSHIEL, INC.



By:    /s/ JAMES G.
   ---------------------------------
       Name:   James G.
       Title:  Attorney-in-Fact

Number of shares of Junior Preferred Stock to be issued to
Junior Investor by the Company:  12,961
                                 ------

Exact name of Junior Investor or Junior Investor's nominee
as it should appear on Junior Preferred Stock Certificate:
ARDSHIEL, INC.
--------------

Address for notices:

            Ardshiel, Inc.
            230 Park Avenue, Suite 2527
            New York, NY  10169
            Attn:  Geoffrey J.F. Gorman

Junior Investor is organized or incorporated under the laws of the State of:

------------------------------


Junior Investor's principal place of business is in the State of:

------------------------------

BANK OF AMERICA ILLINOIS



By:    /s/ JEFFREY M. MANN
   ---------------------------------
       Name:   Jeffrey M. Mann
       Title:  Principal

Number of shares of Junior Preferred Stock to be issued to
Junior Investor by the Company:  TWO CERTIFICATES TOTALING 52,621
                                 --------------------------------

Exact name of Junior Investor or Junior Investor's nominee
as it should appear on Junior Preferred Stock Certificate:
CONTINENTAL ILLINOIS COMMERCIAL CORPORATION
-------------------------------------------

Address for notices:

            Bank of America Illinois
            231 South LaSalle Street
            Chicago, Illinois  60697
            Attn:  Jeffrey M. Mann

Junior Investor is organized or incorporated under the laws of the State of:

------------------------------


Junior Investor's principal place of business is in the State of:


------------------------------

/s/ JEFFREY B. O'NEILL
------------------------------
Jeffrey B. O'Neill


Number of shares of Junior Preferred Stock to be issued to
Junior Investor by the Company:  42,793
                                 ------

Exact name of Junior Investor or Junior Investor's nominee
as it should appear on Junior Preferred Stock Certificate:
JEFFREY B. O'NEILL
------------------

Address for notices:

            Golden State Vintners
            60 East Sir Francis Drake Boulevard
            Suite 302
            Larkspur, CA  94939



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